EXHIBIT 99.5

                         INVESTMENT OPTION AGREEMENT
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          INVESTMENT OPTION AGREEMENT (this "Agreement"), dated as of
February 24, 1999 among CNL Hospitality Partners, LP, a Delaware limited partnership ("Hospitality Partners"), CNL Group, Inc., a Florida corporation ("CNL"), and Five Arrows Realty Securities II L.L.C., a Delaware limited liability company ("Five Arrows").
W I T N E S S E T H:
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          WHEREAS, Five Arrows, CNL Hospitality Properties, Inc. ("CHP")
and Hospitality Partners, 100% of the partnership interests of which are owned by CHP through its wholly owned subsidiaries, have formed CNL
Hotel Investors, Inc., a Maryland corporation ("Hotel Investors"), to be operated as a real estate investment trust ("REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, in accordance with and subject to the terms and conditions contained in the Subscription and Stockholders' Agreement, (the "Hotel Investors Subscription Agreement"), dated as of the date hereof, among Five Arrows, CHP and Hospitality Partners, Five Arrows has agreed to contribute to Hotel Investors up to a maximum amount of $50,886,508.86; and

          WHEREAS, pursuant to and in accordance with the terms set forth in the Hotel Investors Subscription Agreement, Five Arrows will purchase from Hotel Investors up to 50,886 shares of Hotel Investors' 8% Class A Cumulative Preferred Stock, par value $.01 per share, liquidation preference $1,000 per share (the "Class A Preferred Stock") and up to 50,886 shares of Hotel Investors' common stock, par value $.01 per share (the "Hotel Investors Common Stock"); and

          WHEREAS, a purpose of Hotel Investors is to acquire from various sellers 100% of the partnership interests in eight partnerships that own the eight (8) hotels identified on Exhibit A of the Hotel Investors Subscription Agreement or such other hotels as may be consented to by Five Arrows (the "Hotels"); and

          WHEREAS, pursuant to and in accordance with the terms set forth in the Securities Purchase Agreement (the "CHP Securities Purchase Agreement"), dated as of the date hereof, by and among Five Arrows, CHP and Hotel Investors, Five Arrows has agreed to purchase from CHP up to 1,578,947 shares of CHP common stock, par value $.01 per share (the "CHP

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 Common Stock"), at a price per share of $9.50, for an aggregate purchase price of $14,999,996.50; and

          WHEREAS, pursuant to the Securities Purchase Agreement (the "Advisors Securities Purchase Agreement"), dated as of the date hereof, by and between Five Arrows and CNL Hospitality Advisors, Inc., a Florida corporation ("CNL Advisors"), Five Arrows has agreed to purchase from CNL Advisors 200 shares of CNL Advisors' Class A Common Stock, par value $1.00 per share (the "Advisors Common Stock"), representing 10% of the issued and outstanding shares of Advisors Common Stock, at a price per share of $7,500, for an aggregate purchase price of $1,500,000; and

          WHEREAS, pursuant to the terms set forth in the Hotel
Investors Subscription Agreement and the Articles Supplementary of Hotel Investors designating the Class A Preferred Stock (the "Articles
Supplementary"), it is contemplated that Hotel Investors will purchase at least seven of the Hotels before December 31, 1999 or the Distribution Rate on the Class A Preferred Stock may be increased in accordance with the Articles Supplementary; and

          WHEREAS, Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Articles Supplementary.

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

          1.     Election to Increase Distribution Rate.  If Five
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Arrows has elected, pursuant to and in accordance with the Articles
Supplementary to increase the Distribution Rate as provide therein, Five Arrows shall deliver a notice (the "Increase Notice") concurrently with the notice under Section 3(e) of the Articles Supplementary, notifying Hotel Investors and Hospitality Partners of its election to increase the Distribution Rate.

          2.     Buy-Back Option.
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          (a)     Hospitality Partners and CNL Group shall have the
option (the "Option"), exercisable in writing (the "Option Notice") no later than 15 days following the delivery to Hotel Investors and Hospitality Partners of the Increase Notice, to irrevocably agree to (i) purchase from Five Arrows (a) all shares of Class A Preferred Stock owned by Five Arrows, at price per share equal to the liquidation preference thereof, plus all accrued and unpaid dividends thereon through the date of repurchase hereunder, (b) all shares of Hotel

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Investors Common Stock owned by Five Arrows, at price per share equal to
$.01, (c) all shares of CHP Common Stock owned by Five Arrows, at price per share equal to $9.50, and (d) all shares of Advisors Common Stock and all shares of CNL Advisors' Class B Common Stock (if any) owned by Five Arrows, at a price per share equal to their original purchase price, and (ii) repay the outstanding principal of the Note (as defined in the CHP Securities Purchase Agreement) plus all accrued and unpaid interest thereon.

          (b) If Hospitality Partners elects to exercise the Option, Hospitality Partners and CNL Group shall pay to Five Arrows the aggregate of all amounts listed in Section 2(a) above, and shall consummate such purchase and repayment within 15 days after delivery of the Option Notice to Five Arrows.

          (c) Five Arrows shall not be required to repay or refund to CNL Group, Hospitality Partners or any of their respective affiliates any fees or reimbursed out-of-pocket costs expenses paid to Five Arrows pursuant to the Hotel Investors Subscription Agreement.

          3.     Governing Law.  The interpretation and construction of
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this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

          4.     Prevailing Party.  The prevailing party or parties in
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any litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

          5.     Captions.  The Article and Section captions used herein
                 --------
are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          6.     Notices.  All notices, statements, instructions or
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other documents required to be given hereunder, shall be in writing and shall be given either by hand delivery, by overnight delivery service, by facsimile transmission or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:

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                 if to Five Arrows, to:

                 Five Arrows Realty Securities II L.L.C.
                 c/o Rothschild Realty, Inc.
                 1251 Avenue of the Americas
                 51st Floor
                 New York, New York  10020
                 Facsimile No.  (212) 403-3520
                 Attention:  Matthew W. Kaplan

                 with a copy to its counsel:

                 Schulte Roth & Zabel LLP
                 900 Third Avenue
                 New York, New York  10022-4728
                 Facsimile No. (212) 593-5955
                 Attention:  Andre Weiss

                 if to Hospitality Partners or Hotel Investors, to:

                 CNL Hospitality Properties, Inc.
                 CNL Hotel Investor, Inc.
                 c/o CNL Hospitality Group
                 400 E. South Street
                 Orlando, FL  32801
                 Facsimile No.  (407) 428-9370
                 Attention:  C. Brian Strickland

                 with a copy to its counsel:

                 Shaw Pittman Potts & Trowbridge
                 2300 N Street, N.W.
                 Washington, D.C.  20037
                 Facsimile No.  (202) 663-8007
                 Attention:  Thomas H. McCormick


Five Arrows, by written notice given to Hospitality Partners or Hotel Investors in accordance with this Section 6, and Hospitality Partners and Hotel Investors by written notice to Five Arrows, may change the address to which notices, statements, instruction or other documents are to be sent to such party. All notices, statements, instructions and other documents delivered hereunder shall be deemed effective upon receipt.

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          7.     Successors and Assigns.  This Agreement shall be
                 ----------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Five Arrows shall not, at any time before January 31, 2000, be permitted to transfer any shares of Class A Preferred Stock, Hotel Investors Common Stock, CHP Common Stock, Advisors Common Stock, CNL Advisors' Class B Common Stock or the Note to any party unless such party agrees to be bound hereby.

          8.     Counterparts.  This Agreement may be executed in two or
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more counterparts, all of which taken together shall constitute one instrument.

          9.     Entire Agreement.  This Agreement contains the entire
                 ----------------
understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          10.    Amendments.  This Agreement may not be changed orally,
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but only by an agreement in writing signed by the parties hereto.

          11.    Severability.  In case any provision in this Agreement
                 ------------
shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          12.    Termination of Agreement.  The Agreement may be
                 ------------------------
terminated upon mutual written agreement of the parties.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                               CNL GROUP, INC.

                               By:  /s/ James M. Seneff
                                    Name:   James M. Seneff
                                    Title:


                               CNL HOSPITALITY PARTNERS, LP

                               By:  /s/ James M. Seneff
                                    Name:   James M. Seneff
                                    Title:


                               FIVE ARROWS REALTY SECURITIES II L.L.C.

                               By:  /s/ Matthew W. Kaplan
                                    Name:   Mathew W. Kaplan
                                    Title:  Manager






















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